Exterran Announces Management Change
HOUSTON, August 6, 2008 – Exterran Holdings, Inc. (NYSE: EXH) today announced that Brian A. Matusek, Senior Vice President and Chief Operating Officer, is leaving Exterran Holdings effective August 6, 2008. Exterran Partners, L.P. (NASDAQ: EXLP) also announced that Mr. Matusek is leaving his positions with Exterran Partners. Stephen A. Snider, President and Chief Executive Officer, will assume Mr. Matusek’s duties at both companies.
“We appreciate Brian’s hard work and contributions in various management roles over the last five years and wish him well in his future endeavors,” said Gordon T. Hall, Chairman of the Board of Exterran Holdings.
About Exterran Holdings and Exterran Partners
Exterran Holdings, Inc. is a global market leader in full service natural gas compression and a premier provider of operations, maintenance, service and equipment for oil and gas production, processing and transportation applications. Exterran Holdings serves customers across the energy spectrum—from producers to transporters to processors to storage owners. Headquartered in Houston, Texas, Exterran and its over 10,000 employees have operations in more than 30 countries.
Exterran Partners, L.P. provides natural gas contract operations services to customers throughout the United States. Exterran Holdings indirectly owns a majority interest in Exterran Partners.
For more information, visit www.exterran.com.
Exterran Contact Information:
Investors: David Oatman (281) 836-7035
Media: Pat (Patricia) Wente (281) 836-7308
Media: Rick Goins (281) 836-7289
SOURCE: Exterran Holdings, Inc. and Exterran Partners, L.P.